Exhibit 22


                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Frederick Brewing Co.
Frederick, Maryland




We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-65287, 333-54013, 333-51207,
333-35655, 333-25743) of Frederick Brewing Co. (the Company) of our report dated March 30, 1998 relating to the financial statements of the Company as of and for the year ended December 31, 1997, which appear in this Form 10-K.





                                          PricewaterhouseCoopers LLP




McLean, Virginia
July 2, 1999